For Period ended 07/31/06                                             Series 7
File Number 811-2429

Sub-Item 77Q1(e): Exhibits
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The text of the  amendments  described  in the  answers to  sub-item  77Q1 shall hereby be incorporated by reference. Please refer to the Registration Statement Filing PE#76 on Form N-1A dated April 27, 2006 for USAA Mutual Fund, Inc..